NATIONAL COOPERATIVE BANK

               EXECUTIVE LONG-TERM INCENTIVE PLAN


Introduction

     The National Cooperative Bank Long-Term Incentive Plan (the

"Plan") is designed to foster and promote the long-term growth and performance of the Bank by enhancing the Bank's ability to attract and retain qualified and key employees and motivating key employees through performance-based incentives.  To achieve this purpose, this Plan provides authority for the grant of

performance-based cash awards.

Article 1 - Definitions

     1.1  Award.  A performance-based cash award granted to a

Participant pursuant to Article 4.

     1.2  Award Agreement.  An agreement between the Bank and a

Participant that sets forth terms, conditions, and restrictions applicable to an Award.

     1.3  Bank.  The National Consumer Cooperative Bank and its

direct and indirect subsidiaries.

     1.4  Board of Directors.  The Board of Directors of the

Bank.

     1.5  Change in Control.  A change in the ownership or

effective control of the Bank within the meaning of Section 280G of the Code.

     1.6  Code.  The Internal Revenue Code of 1986, or any law

that supersedes or replaces it, as amended from time to time.

     1.7  Committee.  The Compensation Committee of the Board of

Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan.

     1.8  Disability.  Medically determined physical or mental

impairment that would qualify a Participant for coverage under the Bank's long-term disability program.

     1.9  Measurement Period.  A period of three consecutive

calendar years or any other period selected and established by the Committee at the time the corresponding Award Agreements are entered into.

     1.10 Participant.  Any person with whom an Award Agreement has been entered into under this Plan.

     1.11 Performance Goals.  Performance goals established

pursuant to Article 4.2 upon which the payment of an Award to a

Participant is conditioned.

     1.12 Retirement.  Termination of employment with the Bank on or after attainment of age 65.

     1.13 Termination of Employment.  A termination of employment with the Bank (other than by reason of death, disability or

retirement).

Article 2 - Eligibility

     All key employees of the Bank, including officers, are

eligible for the grant of Awards.  The selection of key employees to receive Awards will be within the discretion of the Committee.

Article 3 - Administration

     3.1  Committee.  The Committee will administer this Plan.

Upon the recommendation of the Chief Executive Officer, the

Committee will, subject to the terms of this Plan, have the

authority to (a) select the eligible employees who will be

entitled to receive Awards, (b) enter into Award Agreements, (c)

determine the amount of Awards that can be earned by employees,

(d) determine the terms, conditions, and restrictions applicable to Awards, (e) adopt, alter, and repeal administrative rules and practices governing this Plan, (f) interpret the terms and

provisions of this Plan and any Award Agreements entered into under this Plan, (g) prescribe the form of any Award Agreement or other instruments relating to Awards, and (h) otherwise supervise the administration of this Plan.  All decisions by the Committee will be made with the approval of not less than a majority of its members.

     3.2  Delegation.  The Committee may delegate any of its

authority to any other person or persons that it deems

appropriate.

     3.3  Decisions Final.  All decisions by the Committee, and by any other person or persons to whom the Committee has

delegated authority, will be final and binding on all persons.

Article 4 - Award Agreements and Awards

     4.1  Award Agreements and Awards.

          (a)  Designation of Participants.  The Committee may,

in its discretion, designate any key employee of the Bank as a

Participant.  Designation of an individual as a Participant for any Measurement Period shall not require designation of such individual as a Participant for any other Measurement Period, nor shall designation of one individual as a Participant require designation at any time of any other individual as a Participant.

          (b)  Award Agreements.  Award Agreements shall be

entered into with Participants not later than 90 days after the beginning of a Measurement Period, except that (i) in the case of the initial Award Agreements, such agreements may be entered into not later than 90 days after the approval of the Plan by the

Board of Directors, and (ii) if an employee becomes eligible to participate in the Plan during a Measurement Period, the

Committee may enter into an Award Agreement with such employee on such terms as the Committee shall prescribe that will entitle the employee to an Award measured with reference to the remaining portion of the Measurement Period.  Each Award Agreement will state the percentage of a Participant's base salary that a

Participant may be paid for the applicable Measurement Period.

The percentage of base salary may vary based on the degree to which the target performance goals for the Measurement Period are satisfied.  The formula for determining the percentage of base salary earned and the level of performance for a Measurement

Period shall be established in writing by the Committee at the time the performance goals are determined. Once entered into, the

Committee will not have discretion to modify the terms of an

Award Agreement except as otherwise provided under this Plan.

          (c)  Payment of Awards.  Not later than 90 days after

the end of the Measurement Period the Committee shall pay a

specified Award to each Participant with respect to that

Measurement Period.  Prior to the payment of any Award, the

Committee must certify the degree of attainment of the applicable performance goals.  Payment shall be made in a lump sum or

deferred in accordance with Section 6.1 hereof.

     4.2  Performance Goals.  Not later than 90 days after the

beginning of a Measurement Period, or approval of the Plan by the

Board of Directors, whichever is later, the Committee will

establish in writing the target level of Performance Goals that must be satisfied at the end of the Measurement Period.  The

Committee also may, in its discretion, establish other levels of

Performance Goals, such as threshold or minimum levels and

superior or maximum levels, on which varying Awards will be

based.  Performance Goals must be based on objective measures of the Bank's performance.  For any given Measurement Period, the

Committee may use more than one performance measure and assign a weight to each performance measure to be taken into account in determining the Award earned by a Participant for such

Measurement Period.  Once established, the Committee will not have discretion to modify the Performance Goals except as

otherwise provided under this Plan.

     4.3  Forfeitability of the Award.

          (a)  General.  Except as provided in Section 4.3(b) and

Article 7, a Participant must remain employed by the Bank until the end of the applicable Measurement Period to be paid his or her Award.  If the Participant has a Termination of Employment

prior to the end of the applicable Measurement Period that is for

Cause or is involuntary, the Award shall be forfeited.

          (b)  Death, Disability or Retirement.  In the event of

a Participant's death, Disability or Retirement before the end of the applicable Measurement Period then the Participant or the

Participant's Designated Beneficiary shall be entitled to a

prorated Award for that Measurement Period, based on the ratio of the number of full months the Participant was employed during the

Measurement Period to the total number of months in the

Measurement Period.  For purposes of determining a Participant's

Award under this Section 4.3(b), it shall be assumed that (1) for the remainder of the Measurement Period the Participant received the same base salary he or she was receiving at the date of his or her death, Disability or Retirement, and (2) regardless of the actual level of performance achieved, the Bank has achieved the target level of performance it established for the entire

Measurement Period.  Payment of the Award under this Section

4.3(b), if any, will be made as soon as practicable after the end of the calendar year in which the Participant's death, Disability or Retirement occurs.  Payment shall be made in cash.

Article 5 - Change of Control

     5.1  Effect of Change of Control.  In the event that a

Change of Control occurs, all conditions applicable to an Award will be deemed to have been satisfied at the target level as of the date of the Change in Control provided that, if the level of

Performance Goals that has already been achieved as of such date exceeds the target level established for the entire Measurement

Period, all conditions applicable to the Award will be deemed to have been satisfied at such higher level.  Subject to Section

5.2, a Participant's Award shall be paid in cash as soon as

practicable after the Change of Control.

     5.2  Limits on Payments in the Event of a Change of Control.

Notwithstanding anything else herein, to the extent a Participant would be subject to the excise tax under Section 4999 of the Code on the amounts in Section 5.1 and such other amounts or benefits he received from the Bank required to be included in the

calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts otherwise payable under Section

5.1 shall be automatically reduced to an amount one dollar less than that amount which, when combined with such other amounts and benefits required to be included, would subject the Participant to the excise tax under Section 4999 of the Code; provided,

however, such reduction will be made  if, and only if, the

reduced amount received by the Participant would be greater than the unreduced amount received by the Participant minus the excise tax payable under Section 4999 of the Code on such unreduced amount and other amounts and benefits received by the Participant and required to be included in the calculation of a parachute payment for purposes of Sections 280G and 4999 of the Code.

Article 6 - Deferral of Award Payment

     6.1  Election to Defer Award Payment.  Each Participant may

elect to defer all or a portion of his or her Award payment in increments of 25 percent up to a maximum of 100 percent.  Such deferrals will be credited to a Deferred Compensation Account maintained under the Bank's Deferred Compensation Plan.  Any such deferral will be credited to the Participant's existing Deferred

Compensation Account if an account already is maintained for the

Participant, and, if not, to a newly established Deferred

Compensation Account.  The deferral shall be effected by

executing a Performance Base Cash Award Deferral Election Form as

set forth in Exhibit A to this Plan before January 1 of the last calendar year in the Measurement Period.

     6.2  Treatment of Deferred Amounts.  Amounts which a

Participant elects to defer and which are credited to the

Participant's Deferred Compensation Account pursuant to Section

6.1 will be subject thereafter to the terms of the Bank's

Deferred Compensation Plan.

Article 7 - General

     7.1  Nonassignability of Awards.  No Award under the Plan

shall be subject to anticipation, sale, assignment, encumbrance or transfer other than by will or the laws of interstate

succession.

     7.2  Unsecured Interest.  A Participant shall have no

interest in any fund or specified asset of the Bank.  Any amounts which are or may be set aside under the provisions of this Plan shall continue for all purposes to be a part of the general

assets of the Bank, and no person or entity other than the Bank shall, by virtue of the provisions of this Plan, have any

interest in such assets.  No right to receive payments from the

Bank pursuant to this Plan shall be greater than the right of any unsecured creditor of the Bank.

     7.3  No Right or Obligation of Continued Employment.

Nothing contained in the Plan shall require the Bank or a related company to continue to employ a Participant, nor shall the

Participant be required to remain in the employment of the Bank or a related company.

     7.4  Withholding.  The Bank shall withhold all required

federal, state and local taxes from any Award.

     7.5  Amendment and Termination of the Plan.  The Plan may be

amended or terminated at any time by the Board or by the

Committee as delegated by the Board, provided that such

termination or amendment shall not, without the consent of the

Participant, affect such Participant's rights with respect to

Award Agreements previously entered into.  With the consent of the Participant affected, the Board, or by delegation of

authority by the Board, the Committee, may amend outstanding

Award Agreements in a manner not inconsistent with the Plan.

     7.6  Binding on Successors.  The obligations of the Bank

under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Bank,

and the term "Bank," whenever used in the Plan, shall mean and include any such organization after the succession.

     7.7  References.  In this Plan, unless there is something in the subject or context inconsistent with such construction, words importing the plural number shall be deemed to include the

singular number and vice versa; the masculine shall include the feminine and vice versa; and the masculine or feminine shall include the neuter and vice versa.

     7.8  Applicable Law.  The Plan shall be governed by and

construed in accordance with the laws of the District of

Columbia.



     The foregoing is a true and correct copy of the National

Cooperative Bank Executive Long-Term Incentive Plan as approved by the Board of Directors of the Bank as of the ________ day of

_______________, 1999.



                              NATIONAL CONSUMER COOPERATIVE BANK
                              By:______________________________



_____________________________
Secretary
[Corporate Seal]